Exhibit 99.1

ZimVie Reports Second Quarter 2025 Financial Results

•
Recently entered into definitive agreement to be acquired by ARCHIMED for $19.00 in cash per share
•
Net Sales from Continuing Operations of $116.7 million
•
Net Loss from Continuing Operations of $(3.8) million; Net Loss margin of (3.3)%
•
Adjusted EBITDA[1] from Continuing Operations of $17.5 million; Adjusted EBITDA[1] margin of 15.0%
•
GAAP diluted EPS from Continuing Operations of $(0.14) and adjusted diluted EPS[1] from Continuing Operations of $0.26

PALM BEACH GARDENS, Florida, July 30, 2025 (GLOBE NEWSWIRE) – ZimVie Inc. (Nasdaq: ZIMV), a global life sciences leader in the dental implant market, today reported financial results for the quarter ended June 30, 2025.

“Our results this quarter reflect the strength of our people and their unwavering commitment to executing our strategy and delivering for our customers and stakeholders,” said Vafa Jamali, Chairman of the Board and Chief Executive Officer. “I would like to thank our entire team for their continued hard work and dedication.”

Second Quarter 2025 Financial Results: Continuing Operations

Net sales for the second quarter of 2025 were $116.7 million, a decrease of (0.1)% on a reported basis and (2.1)% in constant currency[1], versus the second quarter of 2024.

Net loss for the second quarter of 2025 was $(3.8) million, an improvement of $5.7 million versus a net loss of $(9.6) million in the second quarter of 2024. Net loss margin for the second quarter of 2025 was (3.3)% of net sales, an improvement of 490 basis points versus a net loss margin of (8.2)% in the second quarter of 2024.

Adjusted net income[1] for the second quarter of 2025 was $7.2 million, an increase of $3.6 million versus the second quarter of 2024.

Basic and diluted EPS were $(0.14) and adjusted diluted EPS[1] was $0.26 for the second quarter of 2025. Weighted average shares outstanding for both basic and adjusted diluted EPS was 28.0 million.

Adjusted EBITDA[1] for the second quarter of 2025 was $17.5 million, or 15.0% of net sales, an increase of $1.6 million or 150 basis points versus the second quarter of 2024.

[1] This is a non-GAAP financial measure. Refer to “Note on Non-GAAP Financial Measures” and the reconciliations in this release for further information.

Pending Acquisition by Affiliate of ARCHIMED

On July 21, 2025, ZimVie issued a press release announcing ZimVie’s entry into a definitive agreement pursuant to which ZimVie will be acquired by an affiliate of ARCHIMED (“ARCHIMED”) for $19.00 in cash per share. A copy of that press release is accessible by visiting the “Investor Relations” section of ZimVie’s website.

The transaction is expected to close by year-end 2025, subject to the satisfaction of customary closing conditions, including approval by ZimVie’s stockholders and receipt of applicable regulatory approvals. Upon completion of the transaction, ZimVie will become a privately held company and shares of ZimVie common stock will no longer be listed or publicly traded on the NASDAQ stock exchange. Due to the pending transaction, ZimVie will not host a conference call for the second quarter and ZimVie is withdrawing fiscal 2025 guidance. ZimVie's previous financial guidance should not be relied upon.

For further details on quarterly performance, please refer to ZimVie’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, which is expected to be filed today with the Securities and Exchange Commission (the "SEC").

About ZimVie

ZimVie is a global life sciences leader in the dental implant market that develops, manufactures, and delivers a comprehensive portfolio of products and solutions designed to support dental tooth replacement and restoration procedures. From its headquarters in Palm Beach Gardens, Florida, and additional facilities around the globe, ZimVie works to improve smiles, function, and confidence in daily life by offering comprehensive tooth replacement solutions, including trusted dental implants, biomaterials, and digital workflow solutions. As a worldwide leader in this space, ZimVie is committed to advancing clinical science and technology foundational to restoring daily life. For more information about ZimVie, please visit us at www.ZimVie.com. Follow @ZimVie on Twitter, Facebook, LinkedIn, or Instagram.

Note on Non-GAAP Financial Measures

This press release includes non-GAAP financial measures that differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP.

Sales change information in this press release is presented on a GAAP (reported) basis and on a constant currency basis. Constant currency percentage changes exclude the effects of foreign currency exchange rates. They are calculated by translating current and prior-period sales from Continuing Operations at the same predetermined exchange rate. The translated results are then used to determine year-over-year percentage increases or decreases.

Net income (loss) and diluted earnings (loss) per share in this press release are presented on a GAAP (reported) basis and on an adjusted basis. Adjusted net income (loss) and adjusted diluted earnings (loss) per share exclude the effects of certain items, which are detailed in the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures presented later in this press release.

Adjusted EBITDA is a non-GAAP financial measure provided in this press release for certain periods and is calculated by excluding certain items from net income (loss) from Continuing Operations on a GAAP basis, as detailed in the reconciliations presented later in this press release. Adjusted EBITDA margin is Adjusted EBITDA divided by net sales from Continuing Operations for the applicable period.

Adjusted cost of products sold (excluding intangible asset amortization), adjusted R&D and adjusted SG&A (on an actual basis and as a percentage of sales) are non-GAAP financial measures provided in this press release for certain periods and are calculated by excluding the effects of certain items from cost of products sold (excluding intangible asset amortization), R&D and SG&A, respectively, on a GAAP basis, as detailed in the reconciliations presented later in this press release.

Reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures are included in this press release.

Management uses non-GAAP financial measures internally to evaluate the performance of the business. Additionally, management believes these non-GAAP measures provide meaningful incremental information to investors to consider when evaluating the performance of the company. Management believes these measures offer the ability to make period-to-period comparisons that are not impacted by certain items that can cause dramatic changes in reported income (loss), but that do not impact the fundamentals of our operations. The non-GAAP measures enable the evaluation of operating results and trend analysis by allowing a reader to better identify operating trends that may otherwise be masked or distorted by these types of items that are excluded from the non-GAAP measures.

Participants in the Solicitation

ZimVie and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of ZimVie in connection with the proposed transaction with Zamboni Parent, Inc., an affiliate of ARCHIMED. Information about ZimVie’s directors and executive officers is set forth in ZimVie’s Proxy Statement on Schedule 14A for its 2025 Annual Meeting of Shareholders, which was filed with the SEC on March 25, 2025 (the “2025 Proxy”) (and available here). Please refer to the sections entitled “Compensation of Non-Employee Directors,” “Executive Compensation” and “Security Ownership of Directors and Executive Officers” in the 2025 Proxy. To the extent holdings of ZimVie’s securities by its directors or executive officers have changed since the amounts set forth in the 2025 Proxy, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC, including the Form 4s filed by: Richard Heppenstall on March 11, 2025 and May 19, 2025; Vafa Jamali on March 11, 2025, March 27, 2025, March 27,

2025, April 3, 2025 and May 19, 2025; Indraneel Kanaglekar on March 11, 2025, May 19, 2025 and July 3, 2025; Heather Kidwell on March 11, 2025 and May 19, 2025; Richard Kuntz on April 2, 2025, May 9, 2025 and July 2, 2025; Vinit K. Asar on May 9, 2025; Sally Crawford on May 9, 2025; and Karen Matusinec on May 9, 2025. Additional information concerning the interests of ZimVie’s participants in the solicitation, which may, in some cases, be different than those of ZimVie’s stockholders generally, will be set forth in ZimVie’s proxy statement relating to the proposed transaction when it becomes available.

Additional Important Information

This press release may be deemed to be solicitation material in respect of the proposed acquisition of ZimVie by Zamboni Parent, Inc., an affiliate of ARCHIMED. In connection with the proposed transaction, ZimVie intends to file relevant materials with the SEC, including ZimVie’s proxy statement in preliminary and definitive form. INVESTORS AND STOCKHOLDERS OF ZIMVIE ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ZIMVIE’S PROXY STATEMENT (IF AND WHEN AVAILABLE), BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders are or will be able to obtain the documents (if and when available) free of charge at the SEC’s website at www.sec.gov, or free of charge from ZimVie in the “Investor Relations” section of ZimVie’s website, which may be accessed at https://investor.zimvie.com, or upon request from ZimVie’s Investor Relations contacts.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, including, among others, any statements about our expectations, plans, intentions, strategies or prospects. We generally use the words “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “sees,” “seeks,” “should,” “could,” “would,” “predicts,” “potential,” “strategy,” “future,” “opportunity,” “work toward,” “intends,” “guidance,” “confidence,” “positioned,” “design,” “strive,” “continue,” “track,” “look forward to” and similar expressions to identify forward-looking statements. All statements other than statements of historical or current fact are, or may be deemed to be, forward-looking statements. Such statements are based upon the current beliefs, expectations and assumptions of management and are subject to significant risks, uncertainties and changes in circumstances that could cause actual outcomes and results to differ materially from the forward-looking statements. These risks, uncertainties and changes in circumstances include, but are not limited to: the risk that the proposed transaction may not be completed in a timely manner or at all; the failure to receive, on a timely basis or otherwise, the required approval of the proposed transaction by our stockholders; the possibility that any or all of the various other conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations, or restrictions placed on such approvals); the possibility that competing offers or acquisition proposals for ZimVie will be made; the occurrence of any event, change, or other circumstance that could give rise to the termination of the definitive agreement relating to the proposed transaction, including in circumstances which would require us to pay a termination fee; the effect of the pendency of the proposed transaction on our ability to attract, motivate, or retain key executives and employees; the effect of the pendency of the proposed transaction on our ability to maintain relationships with our customers, suppliers, and other business counterparties; the effect of the pendency of the proposed transaction on our operating results and business generally; the risk that the proposed transaction will divert management’s attention from our ongoing business operations; the risk that our stock price may decline significantly if the proposed transaction is not consummated; dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of our products and services; supply and prices of raw materials and products, including impacts from tariffs; pricing pressures from competitors, customers, dental practices and insurance providers; changes in customer demand for our products and services caused by demographic changes or other factors; challenges relating to changes in and compliance with governmental laws and regulations affecting our United States ("U.S.") and international businesses, including regulations of the U.S. Food and Drug Administration and foreign government regulators, such as more stringent requirements for regulatory clearance of products; competition; the impact of healthcare reform measures; reductions in reimbursement levels by third-party payors; cost containment efforts sponsored by government agencies, legislative bodies, the private sector and healthcare group purchasing organizations, including the volume-based procurement process in China; control of costs and expenses; dependence on a limited number of suppliers for key raw materials and outsourced activities; the ability to obtain and maintain adequate intellectual property protection; breaches or failures of our information technology systems or products, including by cyberattack, unauthorized access or theft; the ability to retain the independent agents and distributors who market our products; our ability to attract, retain and develop the highly skilled employees we need to support our business; the effect of mergers and acquisitions on our relationships with customers, suppliers and lenders and on our operating results and businesses generally; a determination by the Internal Revenue Service that the distribution of our shares of common stock by Zimmer Biomet Holdings, Inc. in 2022 (the "distribution") or certain related transactions should be treated as taxable transactions; the ability to form and implement alliances; changes in tax obligations arising from tax reform measures, including European Union rules on state aid, or examinations by tax authorities; product liability, intellectual property and commercial litigation losses; changes in general industry and market conditions, including domestic and international growth rates; changes in general domestic and international economic conditions, including inflation and interest rate and currency exchange rate fluctuations; the effects of global pandemics and other adverse public health developments on the global economy, our business and operations and the business and operations of our suppliers and customers, including the deferral of elective procedures and our ability to collect accounts receivable; and the impact of the ongoing financial and political uncertainty on countries in the Euro zone on the ability to collect accounts receivable in affected countries.

Media Contact Information:

ZimVie Inc.

Grace Flowers • Grace.Flowers@ZimVie.com

(561) 319-6130

Investor Contact Information:

Gilmartin Group LLC

Webb Campbell • Webb@gilmartinir.com

ZIMVIE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Net sales	$116,662	$116,811	$228,659	$235,006
Cost of products sold, excluding intangible asset amortization	(41,354)	(43,517)	(79,303)	(87,775)
Intangible asset amortization	(6,183)	(5,999)	(12,215)	(12,022)
Research and development	(5,662)	(6,579)	(11,033)	(13,359)
Selling, general and administrative	(59,573)	(62,384)	(118,558)	(122,714)
Restructuring and other cost reduction initiatives	(83)	(398)	(1,515)	(2,977)
Acquisition, integration, divestiture and related	(2,516)	(4,621)	(3,964)	(5,657)
Operating Expenses	(115,371)	(123,498)	(226,588)	(244,504)
Operating Profit (Loss)	1,291	(6,687)	2,071	(9,498)
Other income, net	766	3,010	2,450	2,701
Interest income	2,046	1,965	4,081	2,472
Interest expense	(3,836)	(5,066)	(7,887)	(9,940)
Income (loss) from continuing operations before income taxes	267	(6,778)	715	(14,265)
Provision for income taxes from continuing operations	(4,115)	(2,775)	(7,188)	(6,849)
Net Loss from Continuing Operations of ZimVie Inc.	(3,849)	(9,553)	(6,474)	(21,114)
(Loss) income from discontinued operations, net of tax	(99)	5,539	1,055	9,339
Net Loss of ZimVie Inc.	$(3,947)	$(4,014)	$(5,418)	$(11,775)

Basic (Loss) Earnings Per Common Share:
Continuing operations	$(0.14)	$(0.35)	$(0.23)	$(0.77)
Discontinued operations	-	0.20	0.04	0.34
Net Loss	$(0.14)	$(0.15)	$(0.19)	$(0.43)

Diluted (Loss) Earnings Per Common Share:
Continuing operations	$(0.14)	$(0.35)	$(0.23)	$(0.77)
Discontinued operations	-	0.20	0.04	0.34
Net Loss	$(0.14)	$(0.15)	$(0.19)	$(0.43)

ZIMVIE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

	As of
	June 30, 2025	December 31, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$70,176	$74,974
Accounts receivable, net of allowance for credit losses of $2,004 and $2,088, respectively	84,519	65,211
Inventories	84,447	75,018
Prepaid expenses and other current assets	21,067	23,295
Current assets of discontinued operations	—	18,787
Total Current Assets	260,209	257,285
Property, plant and equipment, net of accumulated depreciation of $136,256 and $126,620, respectively	48,799	47,268
Goodwill	266,232	257,605
Intangible assets, net	86,462	92,734
Note receivable	67,893	64,643
Other assets	28,629	26,611
Noncurrent assets of discontinued operations	—	7,528
Total Assets	$758,224	$753,674
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$41,684	$32,958
Income taxes payable	2,249	3,263
Other current liabilities	65,680	62,905
Current liabilities of discontinued operations	—	34,818
Total Current Liabilities	109,613	133,944
Deferred income taxes	109	—
Lease liability	10,070	8,218
Other long-term liabilities	4,845	9,232
Non-current portion of debt	220,786	220,451
Noncurrent liabilities of discontinued operations	—	122
Total Liabilities	345,423	371,967
Commitments and Contingencies
Stockholders' Equity:
Common stock, $0.01 par value, 150,000 shares authorized Shares, issued and outstanding, of 28,197 and 27,667, respectively	282	277
Preferred stock, $0.01 par value, 15,000 shares authorized, 0 shares issued and outstanding	—	—
Additional paid in capital	945,487	938,630
Accumulated deficit	(472,057)	(466,639)
Accumulated other comprehensive loss	(60,911)	(90,561)
Total Stockholders' Equity	412,801	381,707
Total Liabilities and Stockholders' Equity	$758,224	$753,674

ZIMVIE INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Six Months Ended June 30,
	2025	2024
Cash flows used in operating activities:
Net loss of ZimVie Inc.	$(5,418)	$(11,775)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	17,281	16,917
Share-based compensation	7,571	9,150
Deferred income tax provision	1,290	(3,458)
(Gain) loss on disposal of fixed assets	(200)	430
Other non-cash items	372	2,370
Adjustment of spine disposal group to fair value	—	(22,427)
Changes in operating assets and liabilities
Income taxes	869	5,706
Accounts receivable	(14,391)	(8,648)
Inventories	(4,615)	10,580
Prepaid expenses and other current assets	4,064	(927)
Accounts payable and accrued liabilities	(14,524)	(6,206)
Other assets and liabilities	(2,981)	(187)
Net cash used in operating activities	(10,682)	(8,475)
Cash flows (used in) provided by investing activities
Additions to instruments	—	(1,316)
Additions to other property, plant and equipment	(3,078)	(2,093)
Cash paid for acquisitions	(3,282)	—
Proceeds from sale of spine disposal group, net of cash disposed	—	291,123
Other investing activities	(3,017)	(2,015)
Net cash used in investing activities	(9,377)	285,699
Cash flows used in financing activities:
Payments on debt	—	(275,000)
Payments related to tax withholding for share-based compensation	(709)	(1,670)
Net cash used in financing activities	(709)	(276,670)
Effect of exchange rates on cash and cash equivalents	14,372	(5,627)
Decrease in cash and cash equivalents	(6,396)	(5,073)
Cash and cash equivalents, beginning of year	76,572	87,768
Cash and cash equivalents, end of period	$70,176	$82,695
Presentation includes cash of both continuing and discontinued operations

RECONCILIATION OF CONSTANT CURRENCY NET SALES

Continuing Operations ($ in thousands)

	For the Three Months Ended June 30,
	2025	2024	Change (%)	Foreign Exchange Impact	Constant Currency % Change
United States	$67,958	$69,316	(2.0%)	0.0%	(2.0%)
International	48,704	47,495	2.5%	5.0%	(2.5%)
Net Sales	$116,662	$116,811	(0.1%)	2.0%	(2.1%)

	For the Six Months Ended June 30,
	2025	2024	Change (%)	Foreign Exchange Impact	Constant Currency % Change
United States	$133,791	$137,064	(2.4%)	0.0%	(2.4%)
International	94,868	97,942	(3.1%)	1.0%	(4.1%)
Net Sales	$228,659	$235,006	(2.7%)	0.4%	(3.1%)

RECONCILIATION OF ADJUSTED NET INCOME AND DILUTED EPS

Continuing Operations ($ in thousands, except per share data)

	For the Three Months Ended June 30, 2025
	Net Sales	Cost of products sold, excluding intangible asset amortization	Operating expenses, excluding cost of products sold	Operating Income	Net (Loss) Income	Diluted EPS
Reported	$116,662	$(41,354)	$(74,017)	$1,291	$(3,849)	$(0.14)
Restructuring and other cost reduction initiatives [1]	-	-	83	83	83	-
Acquisition, integration, divestiture and related [2]	-	-	2,516	2,516	2,516	0.09
Intangible asset amortization	-	-	6,183	6,183	6,183	0.22
Other charges [3]	-	344	83	427	427	0.02
Share-based compensation modification [4]	-	-	249	249	249	0.01
Blended global statutory tax rate adjustment [5]	-	-	-	-	1,586	0.06
Adjusted	$116,662	$(41,010)	$(64,903)	$10,749	$7,195	$0.26

	For the Three Months Ended June 30, 2024
	Net Sales	Cost of products sold, excluding intangible asset amortization	Operating expenses, excluding cost of products sold	Operating (Loss) Income	Net (Loss) Income	Diluted EPS
Reported	$116,811	$(43,517)	$(79,981)	$(6,687)	$(9,553)	$(0.35)
Restructuring and other cost reduction initiatives [1]	-	-	398	398	398	0.01
Acquisition, integration, divestiture and related [2]	-	-	4,621	4,621	4,621	0.17
Intangible asset amortization	-	-	5,999	5,999	5,999	0.22
European Union medical device regulation [6]	-	-	311	311	311	0.01
Other charges [3]	-	287	-	287	287	0.01
Blended global statutory tax rate adjustment [5]	-	-	-	-	1,517	0.06
Adjusted	$116,811	$(43,230)	$(68,652)	$4,929	$3,580	$0.13

[1] Restructuring activities to optimize our organization for future success based on the current business environment and sale of the spine business, primarily related to employee termination benefits.

[2] Acquisition, integration, divestiture and related expenses for the three months ended June 30, 2025 primarily include transaction costs related to the evaluation of strategic alternatives for our portfolio ($2.6 million). Acquisition, integration, divestiture and related expenses for the three months ended June 30, 2024 primarily include professional services fees related to the sale of the spine segment ($3.3 million) and the evaluation of strategic alternatives for our portfolio ($1.3 million).

[3] For the three months ended June 30, 2025, other charges represent amortization of the step-up to fair value of property, plant and equipment and inventory resulting from prior acquisitions ($0.3 million, included in cost of products sold) and regulatory costs incurred to change the manufacturer of record as required by our separation from Zimmer Biomet Holdings, Inc. after initial compliance with the European Union Medical Device Regulation ($0.1 million, included in operating expenses). For the three months ended June 30, 2024, other charges represent amortization of the step-up to fair value of property, plant and equipment resulting from prior acquisitions ($0.3 million, included in cost of products sold).

[4] Net impact to share-based compensation expense of converting outstanding restricted stock units (“RSUs”) with performance-based metrics based on the consolidated results of the spine and dental segments into time-based RSUs following the sale of the spine segment.

[5] Application of our estimated blended global statutory tax rate for each period presented to adjusted pre-tax income, which was determined in consideration of current tax law in the jurisdictions in which we operate and current expected adjusted pre-tax income. Actual reported tax expense will ultimately be based on GAAP earnings and may differ from the estimated blended global statutory tax rate due to a variety of factors, including the resolutions of discrete or non-operational tax impacts, changes in tax law, the ability to realize deferred tax assets and the tax impact of certain reconciling items that are excluded in determining Adjusted Net Income (Loss) and Adjusted EPS.

[6] Expenses incurred for initial compliance with the European Union Medical Device Regulation for previously-approved products.

RECONCILIATION OF ADJUSTED EBITDA

Continuing Operations ($ in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Net Sales	$116,662	$116,811	$228,659	$235,006

Net Loss	$(3,849)	$(9,553)	$(6,474)	$(21,114)
Interest expense, net	1,790	3,101	3,806	7,468
Income tax provision	4,115	2,775	7,188	6,849
Depreciation and amortization	8,626	8,487	17,281	16,917
EBITDA	10,682	4,810	21,801	10,120
Share-based compensation	4,073	5,677	7,571	9,150
Restructuring and other cost reduction initiatives [1]	83	398	1,515	2,977
Acquisition, integration, divestiture and related [2]	2,516	4,621	3,964	5,657
European Union medical device regulation [3]	-	311	-	712
Other charges [4]	98	-	160	-
Adjusted EBITDA	$17,452	$15,817	$35,011	$28,616
Net Loss Margin [5]	(3.3%)	(8.2%)	(2.8%)	(9.0%)
Adjusted EBITDA Margin [6]	15.0%	13.5%	15.3%	12.2%

[1] Restructuring activities to optimize our organization for future success based on the current business environment and sale of the spine business, primarily related to employee termination benefits.

[2] Acquisition, integration, divestiture and related expenses for the three months ended June 30, 2025 primarily include transaction costs related to the evaluation of strategic alternatives for our portfolio ($2.6 million). Acquisition, integration, divestiture and related expenses for the three months ended June 30, 2024 primarily include professional services fees related to the sale of the spine segment ($3.3 million) and the evaluation of strategic alternatives for our portfolio ($1.3 million). Acquisition, integration, divestiture and related expenses for the six months ended June 30, 2025 include professional services fees related to the evaluation of strategic alternatives for our portfolio ($2.9 million) and the sale of the spine segment ($1.1 million). Acquisition, integration, divestiture and related expenses for the six months ended June 30, 2024 primarily include professional services fees related to the sale of the spine segment ($4.4 million) the evaluation of strategic alternatives for our portfolio ($1.3 million).

[3] Expenses incurred for initial compliance with the European Union Medical Device Regulation for previously-approved products.

[4] For the three and six months ended June 30, 2025, other charges represents regulatory costs incurred to change the manufacturer of record as required by our separation from Zimmer Biomet Holdings, Inc. after initial compliance with the European Union Medical Device Regulation.

[5] Net Loss Margin is calculated as Net Loss divided by Net Sales for the applicable period.

[6] Adjusted EBITDA Margin is Adjusted EBITDA divided by Net Sales for the applicable period.

RECONCILIATION OF COST OF PRODUCTS SOLD (excluding intangible asset amortization), R&D and SG&A

Continuing Operations ($ in thousands)

	For the Three Months Ended June 30,		Percentage of Third Party Net Sales		For the Six Months Ended June 30,		Percentage of Third Party Net Sales
	2025	2024	2025	2024	2025	2024	2025	2024
Cost of products sold, excluding intangible asset amortization	$(41,354)	$(43,517)	(35.4%)	(37.3%)	$(79,303)	$(87,775)	(34.7%)	(37.4%)
Other charges [1]	344	287	0.2%	0.3%	658	573	0.3%	0.3%
Adjusted cost of products sold, excluding intangible asset amortization	$(41,010)	$(43,230)	(35.2%)	(37.0%)	$(78,645)	$(87,202)	(34.4%)	(37.1%)

	2025	2024	2025	2024	2025	2024	2025	2024
Research and development	$(5,662)	$(6,579)	(4.9%)	(5.6%)	$(11,033)	$(13,359)	(4.8%)	(5.7%)
European union medical device regulation [2]	-	311	0.0%	0.3%	-	712	0.0%	0.4%
Adjusted research and development	$(5,662)	$(6,268)	(4.9%)	(5.4%)	$(11,033)	$(12,647)	(4.8%)	(5.4%)

	2025	2024	2025	2024	2025	2024	2025	2024
Selling, general and administrative	$(59,573)	$(62,384)	(51.1%)	(53.4%)	$(118,558)	$(122,714)	(51.8%)	(52.2%)
Other charges [1]	83	-	0.1%	0.0%	117	-	0.0%	0.0%
Shared-based compensation modification [3]	249	-	0.2%	0.0%	500	-	0.2%	0.0%
Adjusted selling, general and administrative	$(59,241)	$(62,384)	(50.8%)	(53.4%)	$(117,941)	$(122,714)	(51.6%)	(52.2%)

[1] For the three months ended June 30, 2025, other charges represent amortization of the step-up to fair value of property, plant and equipment and inventory resulting from prior acquisitions ($0.3 million, included in cost of products sold) and regulatory costs incurred to change the manufacturer of record as required by our separation from Zimmer Biomet Holdings, Inc. after initial compliance with the European Union Medical Device Regulation ($0.1 million, included in SG&A). For the three months ended June 30, 2024, other charges represent amortization of the step-up to fair value of property, plant and equipment resulting from prior acquisitions ($0.3 million, included in cost of products sold). For the six months ended June 30, 2025, other charges represent amortization of the step-up to fair value of property, plant and equipment and inventory resulting from prior acquisitions ($0.7 million, included in cost of products sold) and regulatory costs incurred to change the manufacturer of record as required by our separation from Zimmer Biomet Holdings, Inc. after initial compliance with the European Union Medical Device Regulation ($0.1 million, included in SG&A). For the six months ended June 30, 2024, other charges represent amortization of the step-up to fair value of property, plant and equipment resulting from prior acquisitions ($0.6 million, included in cost of products sold)

[2] Expenses incurred for initial compliance with the European Union Medical Device Regulation for previously-approved products.

[3] Net impact to share-based compensation expense of converting outstanding restricted stock units (“RSUs”) with performance-based metrics based on the consolidated results of the spine and dental segments into time-based RSUs following the sale of the spine segment.